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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                         Northfield Laboratories Inc.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                                                    NORTHFIELD LABORATORIES INC.
                                                 1560 SHERMAN AVENUE, SUITE 1000
                                                             EVANSTON, IL  60201
                                                                  (847) 864-3500
                                                          WWW.NORTHFIELDLABS.COM



AT NORTHFIELD LABORATORIES:         AT THE FINANCIAL RELATIONS BOARD:
Richard DeWoskin                            General Information
Chief Executive Officer                     Leslie Hunziker
(847) 864-3500                              (312) 266-7800


FOR IMMEDIATE RELEASE
MONDAY, OCTOBER 9, 2000


             NORTHFIELD LABORATORIES 2000 ANNUAL MEETING THIS WEEK;
                       BUSINESS UPDATE ACCESSIBLE ONLINE

Evanston, Illinois, October 9, 2000 -- Northfield Laboratories Inc. (Nasdaq/NMS:
NFLD), a leading developer of an oxygen-carrying blood substitute for trauma and elective surgery applications, will host its annual meeting this Thursday, October 12, 2000, at 9:00 a.m. Central Time. Following the business matters described in Northfield's proxy material, a discussion of the company's performance and prospects will be held online at 10:00 a.m.

Access to this presentation will only be available electronically or by telephone. Interested parties may log on to www.vcall.com or www.northfieldlabs.com at the designated time. The toll-free conference call dial-in number is 800-982-3654 for those wishing to listen via telephone. The online conference will allow shareholders to simultaneously receive an update on the company and access to management's remarks.

Northfield Laboratories was founded in 1985. The company is headquartered in Evanston, Illinois, and its stock is traded on the Nasdaq National Market System under the symbol NFLD.

Statements in this release that are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the company's actual results in the future to differ materially from expected results. These risks include, among others: competition from other blood substitute products; the company's ability to obtain regulatory approval to market PolyHeme commercially; the company's ability to successfully market and sell PolyHeme; the company's ability to manufacture PolyHeme in sufficient quantities; the company's ability to obtain an adequate supply of raw materials; the company's ability



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Northfield Laboratories Inc.
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to maintain intellectual property protection for its proprietary product and to defend its existing intellectual property rights from challenges by third parties; the availability of capital to finance planned growth; and the extent to which the hospitals and physicians using PolyHeme are able to obtain third-party reimbursement, as described in the company's filing with the Securities and Exchange Commission.


 FOR MORE INFORMATION ON NORTHFIELD LABORATORIES INC. VIA FACSIMILE AT NO COST,
          SIMPLY DIAL 1-800-PRO-INFO AND ENTER THE COMPANY CODE NFLD.

            VISIT THE NORTHFIELD WEBSITE AT:  WWW.NORTHFIELDLABS.COM

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2000 ANNUAL MEETING OF SHAREHOLDERS


Northfield Laboratories' annual meeting will take place on October 12, 2000, at 9:00 a.m. Central Time. This meeting is held strictly for the purpose of voting on the matters described in Northfield's proxy material.

Separately, at 10:00 a.m. the same day, a discussion of the company's performance and prospects will be held online. Access to this presentation will only be available electronically or by telephone. Interested parties may log on to www.vcall.com or www.northfieldlabs.com at the designated time. The toll-free conference call dial-in number is 800-982-3654 for those wishing to listen via telephone. The online conference will allow shareholders to simultaneously receive an update on the company and access to management's remarks. Questions for the question-and-answer session should be submitted in writing or via electronic mail during the period leading up to the annual meeting. Please email all questions to investor@frb.bsmg.com, or mail inquiries to Investor Relations at the company's address.